                                              REGISTRATION STATEMENT NO. 333-[o]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         METLIFE INSURANCE COMPANY USA
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                   06-0566090
                    (I.R.S. Employer Identification Number)


             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
                                 (800) 989-3752
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              ERIC T. STEIGERWALT


          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         METLIFE INSURANCE COMPANY USA
             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                             Diane E. Ambler, Esq.
                                 K&L Gates LLP
                              1601 K Street, N.W.
                             Washington, D.C. 20006


  AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION
                                   STATEMENT
       (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


   Large accelerated filer [ ]                                                   Accelerated filer [ ]
   Non-accelerated filer [X] (Do not check if a smaller reporting company)       Smaller reporting company [ ]



                                      CALCULATION OF REGISTRATION FEE
                                                   PROPOSED MAXIMUM  PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE                                        AMOUNT OF
                                                    OFFERING PRICE       AGGREGATE
 SECURITIES TO BE REGISTERED        REGISTERED                                         REGISTRATION FEE(2)
                                                      PER UNIT(1)     OFFERING PRICE
Fixed Account Units with a Market
                                   $10,000          Not applicable   $10,000           $1.16
Value Adjustment Cash out Feature

===================================

1.Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.


2.Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee is offset by the filing fee previously paid in connection with the form S-3 (file No. 333-191489, initially filed October 1, 2013, by Metropolitan Life Insurance Company.)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     T-MARK
                                   PROSPECTUS
T-Mark Contracts are group or individual modified guaranteed annuities ("Contracts"), which provide a guaranteed fixed rate of return for Your investment if You do not surrender Your Contract before the Guarantee Period ends. Generally, if You do surrender Your Contract before the Guarantee Period ends, Your Cash Value will be subject to a Market Value Adjustment and surrender charges.

This prospectus explains:

   o   the Contract (single Purchase Payment)

   o the MetLife Insurance Company USA and MetLife of CT Separate Account MGA -- RISK (SEE PAGE 6)

   o   the Guarantee Periods and interest rates

   o   surrenders

   o   surrender charges

   o   Market Value Adjustment

   o   death benefit

   o   Annuity Payments

   o   other aspects of the Contract

This Contract is issued by MetLife Insurance Company USA (the "Company"). The Company is located at11225 North Community House Road, Charlotte, NC 28277. The telephone number is 1-800-343-8496. MetLife Investors Distribution Company, 1095 Avenue of the Americas, New York, NY 10036, is the principal underwriter and distributor of the Contracts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                           PROSPECTUS DATED [ ], 2015

                               TABLE OF CONTENTS





                                                            PAGE
                                                           -----
Special Terms.............................................    3
Summary...................................................    5
When a Market Value Adjustment and Surrender Charges
  Apply -- General........................................    6
The Insurance Company -- Risk.............................    6
SEPARATE ACCOUNT..........................................    6
The Contracts.............................................    7
  Application and Purchase Payment........................    7
  Right to Cancel.........................................    7
  Section 403(b) Plan Terminations........................    7
  Other Plan Terminations.................................    8
  Section 403(b) Collateralized Loans.....................    8
  Purchase Payments -- Section 403(b) Plan................    8
Guarantee Periods.........................................    8
Establishment of Guaranteed Interest Rates................    9
Surrenders................................................   10
  General.................................................   10
  Surrender Charge........................................   10
  Market Value Adjustment.................................   10
  Waiver of Surrender Charge..............................   11
  When The Market Value Adjustment Will Not Apply and
    Surrender Charge Waived...............................   12
  Premium Taxes...........................................   12
  Restrictions on Financial Transactions..................   12
  Termination of the Contract.............................   12
Death Benefit.............................................   12
  Total Control Account...................................   12
Annuity Period............................................   13


                                                           PAGE
                                                           -----
  Election of Annuity Commencement Date and Form of
    Annuity...............................................   13
  Misstatement............................................   13
  Change of Annuity Commencement Date or Annuity
    Option................................................   13
  Annuity Options.........................................   13
  Annuity Payment.........................................   14
  Death of Annuitant After the Annuity Commencement
    Date..................................................   14
Investments by the Company................................   15
Annual Statement..........................................   15
Amendment of the Contracts................................   15
Assignment of the Contracts...............................   15
Distribution of the Contracts.............................   15
Federal Tax Considerations................................   17
  Non-Qualified Annuity Contracts.........................   18
  Qualified Annuity Contracts.............................   20
  Additional Information Regarding TSA (ERISA and
    non-ERISA) 403(b).....................................   23
  Additional Federal Tax Information......................   26
Abandoned Property Requirements...........................   28
Information Incorporated by Reference.....................   28
Experts...................................................   29
  Independent Registered Public Accounting Firm...........   29
Appendix A: Information Concerning Qualified Plans........  A-1
Appendix B: Market Value Adjustment.......................  B-1

                                 SPECIAL TERMS
--------------------------------------------------------------------------------
In this prospectus, the following terms have the indicated meanings:


ACCOUNT -- The Cash Value or Cash Surrender Value credited to a participant or Owner.

ACCUMULATED VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable Premium Tax previously deducted.

ANNUITANT -- A person on whose life the maturity date depends and Annuity Payments are made.

ANNUITY COMMENCEMENT DATE -- The date on which Annuity Payments are to start. The date may be designated in the Contract or elected by the Owner.

ANNUITY PAYMENTS -- A series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY PERIOD -- The period during which Annuity Payments are made.

BENEFICIARY (IES) -- The person(s) or trustee designated to receive any remaining contractual benefits in the event of a participant's, Annuitant's or Contract Owner's death, as applicable.

CASH SURRENDER VALUE -- The Cash Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.

CASH VALUE -- The Maturity Value of a Deposit on the maturity date or the market adjusted value before the maturity date of that Deposit.

CODE -- The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

COMPANY (WE, US, OUR) -- MetLife Insurance Company USA.

CONTRACT -- For convenience, means the Contract or certificate, (if applicable). For example, Contract Year also means certificate year.

CONTRACT DATE -- The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.

CONTRACT OWNER -- The person named in the Contract (on the specifications page). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.

CONTRACT YEAR -- A continuous twelve -month period beginning on the Contract Date and each anniversary thereof. Contract Year also means certificate year.

DEPOSIT -- The premium payment applied to the Contract less Premium Taxes if applicable.

DUE PROOF OF DEATH -- (a) A copy of a certified death certificate; (b) a copy of a certified decree of a court of competent jurisdiction as to the finding of death, (c) a written statement by a medical doctor who attended the deceased; or (d) any other proof satisfactory to Us.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.

FREE INTEREST -- The interest credited in the previous Contract Year which is not subject to a surrender charge or a Market Value Adjustment.

GENERAL ACCOUNT -- The General Account of the Company.

GOOD ORDER -- A request or transaction generally is considered in "Good Order" if it complies with Our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If You have any questions, You should contact Us or Your sales representative before submitting the form or request.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of MetLife Insurance Company USA located at 11225 North Community House Road, Charlotte, NC 28277. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in Your Guarantee Period, and the Guaranteed Interest Rate that applies to Your Contract.

MATURITY VALUE -- The Accumulated Value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and Premium Taxes previously deducted.

OWNER -- For an individual Contract, the person or entity to whom the individual Contract is issued. For a group Contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PLAN -- The Plan or the arrangement used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403(b) or 457 of the Code.

PREMIUM TAX -- The amount of tax, if any, charged by the state or municipality. Generally, We will deduct any applicable Premium Tax from the Cash Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS -- The premium payments applied to the Contract less any Premium Taxes if applicable.

QUALIFIED CONTRACT -- A Contract used in a retirement Plan or program that is intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.

SEPARATE ACCOUNT MGA -- This separate account is MetLife of CT Separate Account MGA.

YOU, YOUR -- "You", depending on the context, may be the participant or the Contract Owner and a natural person, a trust established for the benefit of a natural person, a charitable remainder trust, or a Plan (or the employer purchaser who has purchased the Contract on behalf of the Plan). In connection with a 403(b) plan termination, as of the date of the Contract or cash distribution under such plan termination, "You" means the participant who has received such Contract or cash distribution.

                                    SUMMARY
--------------------------------------------------------------------------------
MetLife Insurance Company USA (the "Company," "We," "Us"), a wholly-owned subsidiary of MetLife, Inc., is offering group and individual modified guaranteed annuity Contracts to eligible individuals. If a group Contract is purchased, We issue certificates to the individual participants. Where We refer to "You," We are referring to the individual Contract Owner or to the group participant, as applicable. For convenience, this prospectus refers to Contracts and certificates as "Contracts." Modified guaranteed annuities offer a guaranteed fixed rate of return on Your principal investment if You do not surrender Your Contract before the Guarantee Period ends. If You do surrender Your Contract before the end of the Guarantee Period, generally Your Cash Value is subject to a Market Value Adjustment and surrender charge (if applicable). The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, We offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates.")

At the end of each Guarantee Period, a subsequent Guarantee Period of seven days will automatically begin unless You elect another duration within thirty days before the Guarantee Period ends.

You may surrender Your Contract, but the Cash Value may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge will be assessed as a percentage of the Cash Value withdrawn as follows:



  YEARS SINCE     SURRENDER
 DEPOSIT MADE      CHARGE
--------------   ----------
      0-1            7%
       2             6%
       3             5%
       4             4%
       5             3%
   6 or more         0%

The surrender charges listed above apply to full or partial surrenders, regardless of the length of the Guarantee Period selected. The surrender charge will apply if a surrender occurs at the expiration date of the Guarantee Period for Deposits in the Contract less than five years.

There is no Market Value Adjustment if You surrender at the end of a Guarantee Period. Any such surrender request must be in writing and received by Us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. You may call or write Us to make such a request. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable Premium Taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders and Federal Tax Considerations.") If Free Interest is not taken within 30 days before the Guarantee Period ends, then such amount becomes part of the Account.

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to Your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount You receive upon surrender may be less than Your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon surrender may be more than Your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by You, the Company will make either a lump sum payment or start to pay a series of payments based on the annuity options You select. (See "Annuity Period".)

If a participant under a group Contract or an Annuitant under an individual Contract dies before the Annuity Commencement Date, We will pay a death benefit to the Beneficiary. This death benefit equals (a) the greater of the Cash Value or the Accumulated Value of the Contract if death occurs before age 65 or (b) the Cash Value of the Contract if death occurs on or after age 65, less any applicable Premium Tax.

We will deduct any applicable Premium Taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders -- Premium Taxes".)



     WHEN A MARKET VALUE ADJUSTMENT AND SURRENDER CHARGES APPLY -- GENERAL
--------------------------------------------------------------------------------
Your Contract is a single Purchase Payment modified guaranteed annuity that offers a guaranteed fixed rate of return on Your principal investment if You do not make a partial or full surrender of Your Contract before the Guarantee Period ends. Free Interest may be withdrawn without a Market Value Adjustment or a surrender charge. However, generally, if you do make a partial or full surrender of Your Contract value before the end of the Guarantee Period, Your Contract value is subject to both a Market Value Adjustment and a surrender charge. If Your Contract value is subject to both a Market Value Adjustment and a surrender charge, the Market Value Adjustment will be applied first. A surrender charge will generally apply if you make a partial or full surrender of Your Contract. A surrender charge will not be applied to surrenders that occur after the end of the fifth year since application of Your Purchase Payment. (See "Surrenders.")



                         THE INSURANCE COMPANY -- RISK
--------------------------------------------------------------------------------
MetLife Insurance Company USA is a stock life insurance company originally chartered in Connecticut in 1863 and currently subject to the laws of the State of Delaware. The Company was previously known as MetLife Insurance Company of Connecticut but changed its name to MetLife Insurance Company USA when it changed its state of domicile from Connecticut to Delaware on November 14, 2014. The Company is licensed to conduct business in all states of the United States, except New York, and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and financial services to individuals and institutional customers.

The Company's Home Office is located at 11225 North Community House Road, Charlotte, NC 28277. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.



                                SEPARATE ACCOUNT
--------------------------------------------------------------------------------
Purchase Payments made to this Contract are invested in the MetLife of CT Separate Account MGA. We have exclusive and absolute ownership and control of the assets of the separate account. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the separate account. The obligations under this Contract are independent of the investment performance of the separate account and are Our obligations.

The separate account's assets are solely for the benefit of those who invest in the separate account and no one else, including Our creditors. The assets of the separate account are held in Our name on behalf of the separate account and legally belong to Us. All the income, gains and losses (realized or unrealized) resulting from these assets are credited to or charged against the Contracts issued from the separate account without regard to Our other business.

We are obligated to pay all money We owe under the Contracts -- such as death benefits and income payments -- even if that amount exceeds the assets in the separate account. Any such amount that exceeds the assets in the separate account is paid from Our General Account. Amounts paid from the General Account are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments and are not guaranteed by any other party. We issue other annuity contracts and life insurance policies where We pay all money We owe under those contracts and policies from Our General Account. The Company is regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product. You may surrender Your Contract at any time, subject to certain tax law and retirement Plan restrictions, but the Cash Value may be subject to a surrender charge and/or a Market Value Adjustment calculation that may increase or decrease the amount payable upon surrender.

                                 THE CONTRACTS
--------------------------------------------------------------------------------
APPLICATION AND PURCHASE PAYMENT


For the Company to issue a Contract to You, You must:

   o   Complete an application or an order to purchase

   o   Include Your minimum Purchase Payment of at least $5,000 and

   o   Submit both to Our Home Office for approval.

The Company may:

   o Accept Purchase Payments up to $1 million within a 12 month period without prior approval;

   o Contact You or Your agent if the application or order form is not properly completed; and

   o Return Your entire application or order form and Purchase Payment if not properly completed.

We accept Purchase Payments made by check or cashier's check. We do not accept cash, money orders or traveler's checks. We reserve the right to refuse Purchase Payments made via a personal check in excess of $100,000. Purchase Payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which We receive a Purchase Payment may determine how soon subsequent disbursement requests may be fulfilled.


RIGHT TO CANCEL


You may return Your Contract to Us at Our Home Office within 10 days of Your original Purchase Payment in most states. Refer to Your Contract for any state-specific information.

NON-NATURAL PERSONS AS OWNERS OR BENEFICIARIES. If a non-natural person, such as a trust, is the Owner of a non-Qualified Contract, the distribution on death rules under the Internal Revenue Code may require payment to begin earlier than expected and may impact the usefulness of the living (if any) and/or death benefits. Naming a non-natural person, such as a trust or estate, as a Beneficiary under the Contract will generally eliminate the beneficiary's ability to "stretch" or a spousal Beneficiary's ability to continue the Contract and the living (if any) and/or death benefits.


SECTION 403(B) PLAN TERMINATIONS


Upon a Section 403(b) plan termination, Your employer is required to distribute Your Plan benefits under the Contract to You. Your employer may permit You to receive Your distribution of Your 403(b) plan benefit in cash or in the form of the Contract.

If You elect to receive Your distributions in cash, the distribution is a withdrawal under the Contract and any amounts withdrawn are subject to applicable surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable Federal income tax penalties. (See "Federal Tax Considerations.") A Market Value Adjustment and Contract surrender charges will be waived if the net distribution is made under the exceptions listed in the "Waiver of Surrender Charge" section of the prospectus. However, if Your employer chooses to distribute cash as the default option, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Value Adjustment, surrender charge and withholding.

If You receive the distribution in the form of the Contract. We will continue to administer the Contract according to its terms. However in that case, You may not make any additional Purchase Payments or take any loans. In addition the Company will rely on You to provide certain information that would otherwise be provided to the Company by the employer or Plan Administrator. The employer may choose distribution of the Contract as the default option. The employer may not choose distribution of a Contract as a default option when that Contract is an investment vehicle for a TSA ERISA plan.

OTHER PLAN TERMINATIONS


Upon termination of a retirement plan that is not a Section 403(b) plan, Your employer is generally required to distribute Your Plan benefits under the Contract to You.

This distribution is in cash. The distribution is a withdrawal under the Contract and any amounts withdrawn are subject to a Market Value Adjustment and any applicable Surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable federal income tax penalties. (See "Federal Tax Considerations.") Surrender charges will be waived if the net distribution is made under the exceptions listed in the "Surrenders" section of the prospectus. However, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Value Adjustment, Surrender charge and withholding.


SECTION 403(B) COLLATERALIZED LOANS


If Your employer's Plan and Section 403(b) Contract permits loans, such loans will be made only from the Contract up to certain limits. In that case, We credit Your Accumulated Value or Cash Value up to the amount of the outstanding loan balance with a rate of interest that is less than the interest rate We charge for the loan.

The Code and applicable income tax regulations limit the amount that may be borrowed from Your Contract and all of Your employer Plans in the aggregate and also require that loans be repaid, at a minimum, in scheduled level payments over a proscribed term.

Your employer's Plan and Contract will indicate whether loans are permitted. The terms of the loan are governed by the Contract and loan agreement. Failure to satisfy loan limits under the Code or to make any scheduled payments according to the terms of Your loan agreement and federal tax law could have adverse tax consequences. Consult Your tax adviser and read Your loan agreement and Contract prior to taking any loan.


PURCHASE PAYMENTS -- SECTION 403(B) PLAN


The Internal Revenue Service ("IRS") announced regulations affecting Section 403(b) Plans and arrangements which are generally effective January 1, 2009. As part of these regulations, employers need to meet certain requirements in order for their employees' Annuity contracts that fund these programs to retain a tax deferred status under Section 403(b). Prior to the new rules, transfers of one Annuity contract to another would not result in a loss of tax deferred status under Section 403(b) under certain conditions (so-called "90-24 transfers"). The new regulations have the following effect regarding transfers: (1) a newly issued contract funded by a transfer which is completed after September 24, 2007, is subject to the employer requirements referred to above; (2) additional Purchase Payments made after September 24, 2007, to a contract that was funded by a 90-24 transfer on or before September 24, 2007, may subject the contract to this employer requirement.

In consideration of these regulations, We have determined to only make available the Contract/Certificate for purchase (including transfers) where Your employer currently permits salary reduction contributions to be made to the Contract/Certificate.

If Your Contract/Certificate was issued previously as a result of a 90-24 transfer completed on or before September 24, 2007, and You have never made salary reduction contributions into Your Contract/Certificate, We urge You to consult with Your tax advisor prior to making additional Purchase Payments.



                               GUARANTEE PERIODS
--------------------------------------------------------------------------------
You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.


             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE


Beginning Account value:     $50,000

Guarantee Period:             5 years
Guaranteed Interest Rate:     5.50% Annual Effective Rate



                                                                   END OF CONTRACT YEAR
                                           ---------------------------------------------------------------------
                                               YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5
                                           ------------- ------------- ------------- ------------- -------------
Beginning Account value                     $50,000.00
X (1 + Guaranteed Interest Rate)                 1.055
                                            ----------
                                            $52,750.00
                                            ==========
Account value at end of Contract Year 1                   $52,750.00
X (1 + Guaranteed Interest Rate)                               1.055
                                            ----------    ----------
                                                          $55,651.25
                                            ==========    ==========
Account value at end of Contract Year 2                                 $55,651.25
X (1 + Guaranteed Interest Rate)                                             1.055
                                            ----------    ----------    ----------
                                                                        $58,712.07
                                            ==========    ==========    ==========
Account value at end of Contract Year 3                                               $58,712.07
X (1 + Guaranteed Interest Rate)                                                           1.055
                                            ----------    ----------    ----------    ----------
                                                                                      $61,941.23
                                            ==========    ==========    ==========    ==========
Account value at end of Contract Year 4                                                             $61,941.23
X (1 + Guaranteed Interest Rate)                                                                         1.055
                                            ----------    ----------    ----------    ----------    ----------
                                                                                                    $65,348.00
                                            ==========    ==========    ==========    ==========    ==========
Account value at end of Guarantee Period                                                            $65,348.00
                                            ==========    ==========    ==========    ==========    ==========
(i.e. Maturity Value)

Total interest credited in Guarantee Period -- $65,348.00 - 50,000.00 =
$15,348.00


Account value at end of Guarantee Period -- $50,000.00 + 15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify You about subsequent Guarantee Periods near the end of Your current Guarantee Period. At the end of a Guarantee Period:

   o   You may elect a subsequent Guarantee Period by telephone or in writing

   o Your Account value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

   o If You do not make any election, We will automatically transfer the Account values into a seven day Guarantee Period, which You may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge.

If You make a withdrawal at the end of a Guarantee Period, You may be subject to a surrender charge.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect.



                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------
When You purchase Your Contract, You will know the Guaranteed Interest Rate for the Guarantee Period You choose. We will send You a confirmation showing the amount of Your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, We will send You a statement that will show:

   o   Your Account value as of the end of the preceding year

   o   all transactions regarding Your Contract during the year

   o   Your Account value at the end of the current year

   o   the Guaranteed Interest Rate being credited to Your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company.") In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.



                                   SURRENDERS
--------------------------------------------------------------------------------
GENERAL


You may make a full or partial surrender at any time, subject to certain tax law and retirement Plan restrictions, and surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, We will inform You of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations.")

Participants in Section 403(b) tax-deferred annuity Plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax
Considerations.")

We may withhold payment of Cash Surrender Value or a participant's loan proceeds if any portion of those proceeds would be derived from a Contract Owner's check that has not yet cleared (i.e., that could still be dishonored by Your banking institution). We may use telephone, fax, internet or other means of communication to verify that payment from the Contract Owner's check has been or will be collected. We will not delay payment longer than necessary for Us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing Us with a certified check.


SURRENDER CHARGE


There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the fifth year since Your Purchase Payment was made. The surrender charge is computed as a percentage of the Cash Value being surrendered.


                         CHARGE AS A
    YEARS SINCE       PERCENTAGE OF CASH
 DEPOSIT WAS MADE           VALUE
------------------   -------------------
     1 or less               7%
         2                   6%
         3                   5%
         4                   4%
         5                   3%
    Thereafter               0%

The surrender charges listed above will apply to full or partial surrenders, regardless of the length of the Guarantee Period selected. For example, assume a Guarantee Period of four years. IN THIS CASE, ANY SURRENDERS MADE DURING THE FOURTH YEAR, EVEN ON THE MATURITY DATE, WILL BE SUBJECT TO A 4% SURRENDER CHARGE.


MARKET VALUE ADJUSTMENT


The Market Value Adjustment may adjust up or down the amount payable on a full or partial withdrawal before the end of any Guarantee Period.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in Your Guarantee Period, and the Guaranteed Interest Rate that applies to Your Contract.

Generally, if Your Guaranteed Interest Rate is less than 0.50 percent higher (0.25 percent higher in New York State) than, the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if Your Guaranteed Interest Rate is more than 0.50 percent higher (0.25 percent higher in New York State) than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount You receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon surrender may be more than the original Purchase Payment plus accrued interest.

Appendix B shows the formula for calculating the Market Value Adjustment as well as an additional illustration of the application of the Market Value Adjustment.


WAIVER OF SURRENDER CHARGE


The surrender charge will be waived if:

   o   an annuity payout is begun

   o a level income option of at least three years' duration is begun after the first certificate Year or Contract Year, as applicable

   o the participant of a group Contract, or Annuitant of an individual Contract becomes disabled (as defined by the Internal Revenue Service ("IRS")) subsequent to purchase of the certificate or Contract

   o the participant of a group Contract, or Annuitant of an individual Contract dies

   o the participant of a group Contract, or Annuitant of an individual Contract under a tax deferred annuity plan (403(b) Plan) retires after age 55, provided the certificate or Contract has been in effect five years or more and the proceeds are paid by check made payable to the Owner of the group Contract

   o the participant of a group Contract, or Annuitant of an individual Contract under an individual retirement annuity plan reaches age 70 1/2, provided the certificate or Contract, as applicable, has been in effect five years or more

   o the participant of a group Contract, or Annuitant of an individual Contract under a qualified pension or profit-sharing Plan, including a 401(k) Plan, retires at or after age 59 1/2, provided the certificate or Contract, as applicable, has been in effect five years or more; or if refunds are made to satisfy the anti-discrimination test; (for participants or Annuitants under contracts issued before May 1, 1992, the surrender charge will also be waived if he or she retires at normal retirement age (as defined by the Plan), provided the certificate or Contract has been in effect one year or more)

   o the participant of a group Contract, or Annuitant of an individual Contract under a Section 457 deferred compensation Plan retires and the certificate or Contract has been in effect five years or more, or if a financial hardship or disability withdrawal has been allowed by the Plan administrator under applicable IRS rules

   o for 403(b) arrangements, 401(k) Plans, 401(a) Plans, Section 457 deferred compensation Plans and 403(a) arrangements, direct transfers to another funding vehicle or Annuity contract issued by Us or by one of Our affiliates and We agree.

In addition, for individuals under a 403(b) annuity, a pension or profit-sharing Plan, or a Section 457 deferred compensation Plan, there is a 10% free withdrawal allowance for partial surrenders prior to the Annuity Commencement Date. An individual under an individual retirement annuity plan who is over age 59 1/2 has a 20% free withdrawal allowance. This means that, each certificate or Contract Year after the first such year, for the first partial surrender made in that year, 10% (20% for individual retirement annuity plans) of his or her Cash Value may be withdrawn without a surrender charge. All Cash Values, including the 10% free withdrawal allowance (20% for individual retirement annuity plans), withdrawn will reflect any applicable Market Value Adjustment. Full surrenders are not eligible for the free withdrawal allowance. Failure to use all or part of the free withdrawal allowance in any certificate or Contract Year forfeits the balance of the allowance for that year. For 403(b) Plan participants, partial and full surrenders may be subject to restrictions. (See "Federal Tax Considerations.")


WHEN THE MARKET VALUE ADJUSTMENT WILL NOT APPLY AND SURRENDER CHARGE WAIVED


We will not assess the Market Value Adjustment or surrender charge on required minimum distributions from Qualified Contracts in order to satisfy federal income tax rules or withdrawals to avoid required Federal income tax penalties. This exception only applies to amounts required to be distributed from this Contract.


PREMIUM TAXES


Certain state and local governments impose Premium Taxes. These taxes currently range from 0% to 3.5%, depending upon the jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover Premium Tax expenses incurred. The Company may deduct any applicable Premium Taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.


RESTRICTIONS ON FINANCIAL TRANSACTIONS


Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require Us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about You and Your Contract to government regulators.


TERMINATION OF THE CONTRACT


We reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract.



                                 DEATH BENEFIT
--------------------------------------------------------------------------------
If a participant under a group Contract, or an Annuitant under an individual Contract dies before his or her Annuity Commencement Date, the death benefit payable to the Beneficiary will equal (a) the greater of the Cash Value or the Accumulated Value of the Contract, if death occurs before age 65; or (b) the Cash Value of the Contract, if death occurs on or after age 65 less any applicable Premium Tax. No Market Value Adjustment is made upon the payment of a death benefit.

A qualified group Contract issued in connection with a qualified Plan, except for group 403(b) annuity Contracts, will not provide a death benefit on those Accounts held by individual participants.

The death benefit is calculated at the close of the business day on which the Company's Home Office receives Due Proof of Death and written payment instructions in Good Order.

We will pay the proceeds in one sum, including either by check, by placing the amount in an account that earns interest, or by any other method of payment that provides the Beneficiary with immediate and full access to the proceeds, or under other settlement options that We may make available.


TOTAL CONTROL ACCOUNT


If Your Contract was issued in connection with a 403(b) Plan, Your Beneficiary may elect to have the Contract's death benefit proceeds paid through a settlement option called the Total Control Account. The Total Control Account is an interest-bearing account through which the Beneficiary has immediate and full access to the proceeds, with unlimited draft writing privileges. We credit interest to the account at a rate that will not be less than a guaranteed minimum annual effective rate.

Assets backing the Total Control Accounts are maintained in Our General Account and are subject to the claims of Our creditors. We will bear the investment experience of such assets; however, regardless of the investment experience of such assets, the interest credited to the Total Control Account will never fall below the applicable guaranteed minimum annual effective rate. Because We bear the investment experience of the assets backing the Total Control Account, We may receive a profit from these assets. The Total Control Account is not insured by the FDIC or any other governmental agency.



                                 ANNUITY PERIOD
--------------------------------------------------------------------------------
ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY


You can select an Annuity Commencement Date at the time You apply for a Contract. If no date is elected, for non-Qualified Contracts, the automatic default age is 75 (or ten years after the date of purchase, if later). For Qualified Contracts, the automatic default age is 70. Within 30 days before Your Annuity Commencement Date, You may elect to have all or a portion of Your Cash Surrender Value paid in a lump sum on Your Annuity Commencement Date. (These requirements may be changed by Us.) Or, at least 30 days before the Annuity Commencement Date, You may elect to have Your Cash Value or a portion thereof (less applicable Premium Taxes, if any) distributed under any of the annuity options described below.

If no option is elected and You do not have a spouse on the Annuity Commencement Date, the Cash Value will be applied on the Annuity Commencement Date under the second option to provide a life annuity with 120 monthly payments certain. If You do have a spouse, the Cash Value will be applied to option 4, to provide a Joint and Last Survivor Life Annuity.


MISSTATEMENT


We may require proof of age or, where not prohibited by state law, sex of the Contract Owner, Beneficiary or Annuitant before making any payments under this Contract that are measured by the Contract Owner's, Beneficiary's or Annuitant's life. If the age or, where not prohibited by state law, sex of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age or, where not prohibited by state law, sex.

Once Annuity Payments have begun, the amount of any overpayments or underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, We are required to pay interest on any underpayments.


CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION


You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by Us at least 30 days before the scheduled Annuity Commencement Date. Once an annuity option has begun, it may not be changed.


ANNUITY OPTIONS


Any one of the following annuity options may be elected. Annuity Payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to annuity options is $5,000 unless We consent to a smaller amount. Where required by state law or under a qualified retirement plan, the Annuitant's sex will not be taken into account in calculating Annuity Payments. Annuity rates will not be less than the rates guaranteed by the Contract at the time of purchase. Due to underwriting, administrative or Code considerations, the choice of percentage reduction and/or the duration of the Guarantee Period may be limited.

Your income payment amount will depend upon Your choices. For lifetime options, the age and sex (where permitted) of the measuring lives (Annuitants) will also be considered. For example, if You Select an annuity option guaranteeing payments for Your lifetime and Your spouse's lifetime, Your payments will typically be lower than if You select an annuity option with payments over only Your lifetime. Annuity options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant is alive (such as Options 2, as defined below) result in payments that are smaller than with without such a guarantee (such as Option 1 or Option 4, as defined below). In addition, to the extent the annuity options have a guarantee period, choosing a shorter guarantee period will result in each payment being larger.

Option 1 -- Life Annuity -- NO REFUND: The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for Beneficiaries.

Option 2 -- Life Annuity With 120, 180, or 240 Monthly Payments Assured: The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180, or 240 months as elected, We will continue making payments to the Beneficiary during the remainder of the period.

Option 3 -- Cash Refund Life Annuity: The Company will make Annuity Payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of Annuity Payments already paid.

Option 4 -- Joint And Last Survivor Life Annuity -- NO REFUND: The Company will make Annuity Payments during the joint lifetime of the Annuitant and a second person. On the death of either person, We will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 5 -- Payments for a Fixed Period Without Life Contingency. We will make monthly payments for the period selected. Please note that option 5 may not satisfy minimum required distribution rules for Qualified Contracts. Consult a tax advisor before electing this option.

Option 6 -- Other Annuity Options: An annuity payable as is mutually agreed upon by the Company and the Annuitant or Owner, as provided in the Plan, if any.

The tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five annuity options listed above. Under options 1, 2 or 3, the amount of each payment will depend upon the age (and, for non-Qualified Contracts, where not prohibited by state law, sex) of the Annuitant at the time the first payment is due. Under option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for non-Qualified Contracts, where not prohibited by state law, the sex of both payees). Annuity rates will not be less than those guaranteed in the Contract.

The tables for options 1, 2, 3 and 4 are based on the Progressive Annuitant Table (assuming births in the year 1900) with age set back two years and a net investment rate of 3.5% per annum. If mortality appears more favorable and interest rates so justify, at Our discretion, We may apply other tables that will result in higher payments for each $1,000 applied under one or more of the first four annuity options.


ANNUITY PAYMENT


The first payment under any annuity option will be made on the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once Annuity Payments have begun, no surrender of the annuity benefit can be made for the purpose of receiving a lump-sum settlement.


DEATH OF ANNUITANT AFTER THE ANNUITY COMMENCEMENT DATE


If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------
We must invest Our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to the Contracts are invested in Separate Account MGA, a non-unitized separate account and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to Separate Account MGA. The obligations under the Contract are independent of the investment performance of Separate Account MGA and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes Our investment strategy, We are not obligated to follow any particular strategy except as may be required by federal and state laws.



                                ANNUAL STATEMENT
--------------------------------------------------------------------------------
At the end of each calendar year, You will receive a statement that will show:


   o   Your Cash Value as of the end of the preceding year;

   o   all transactions regarding Your Contract during the year;

   o   Your Cash Value at the end of the current year; and

   o   the interest credited to Your Contract.



                           AMENDMENT OF THE CONTRACTS
--------------------------------------------------------------------------------
We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify You in writing of any such amendments.



                          ASSIGNMENT OF THE CONTRACTS
--------------------------------------------------------------------------------
Our rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon Us until We receive notice from You in writing. Ownership of Contracts issued in connection with
Section 401(a), 401(k), 403(c), 403(b), 408, 414(d) or 457 plans may not generally be assigned. We assume no responsibility for the validity or effect of any assignment. You should consult Your tax adviser regarding the tax consequences of an assignment.



                         DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------
MetLife Investors Distribution Company ("MLIDC") is the principal underwriter and distributor of the securities offered through this prospectus. MLIDC, which is Our affiliate, also acts as the principal underwriter and distributor of some of the other annuity contracts and variable annuity contracts and variable life insurance policies We and Our affiliated companies issue. We reimburse MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g. commissions payable to the retail broker-dealers who sell the Contracts, including Our affiliated broker dealers.) MLIDC does not retain any fees under the Contracts. We also pay amounts to MLIDC that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for MLIDC's management team, advertising expenses, and other expenses of distributing the Contracts. MLIDC's management team also may be eligible for non-cash compensation items that we may provide jointly with MLIDC. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.

MLIDC's principal executive offices are located at 1095 Avenue of the Americas, New York, NY 10036. MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.

The Contracts are sold through Our licensed sales representatives who are associated with Our affiliated broker dealer MetLife Securities, lnc. ("MSI"), which is paid compensation for the promotion and sale of the Contracts. MSI is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 and is also a member of FlNRA. The Contracts may also be sold through other registered broker-dealers. The Contracts may also be sold through the mail, the Internet or by telephone.

There is no front-end sales load deducted from Purchase Payments to pay sales commissions. Our sales representatives must meet a minimum level of sales production, in order to maintain their agent status with Us. Sales representatives can meet the minimum level of sales production through sales of proprietary and/or non-proprietary products. (Proprietary products are those issued by Us or Our affiliates.) However, sales representatives can meet a lower alternative minimum level of sales production if the sales representative focuses on sales of proprietary products. Therefore, a sales representative may have an incentive to favor the sale of proprietary products. Moreover, because the managers who supervise the representatives receive a higher level of compensation based on sales of proprietary products, these sales managers have an incentive to promote the sale of proprietary products.

Our sales representatives receive cash payments for the products they sell and service based upon a 'gross dealer concession' model. With respect to the Contracts, the maximum gross dealer concession is 7% of the Purchase Payment. Some sales representatives may elect to receive a lower gross dealer concession when a Purchase Payment is made, along with a trail gross dealer concession of up to 1% of the Account Value each year the Contract is in force for servicing the Contract. A gross dealer concession may also be credited when the Contract is annuitized. The amount of gross dealer concession credited upon annuitization depends on several factors, including the number of years the Contract has been in force.

A sales representative is entitled to part or all of the gross dealer concession. The percentage to which the representative is entitled is determined by a sliding-scale formula that takes into account the total amount of proprietary and non-proprietary products sold and serviced by the representative.

Our sales representatives and their managers may be eligible for additional cash compensation, such as bonuses and expense allowances that may be tied to sales of specific products), equity awards (such as stock options), training allowances, supplemental compensation, product level add-ons controlled at the local and company levels, financing arrangements, special loan repayment options, marketing support, medical and other insurance benefits, and retirement benefits and other benefits. Since some of this is additional compensation, in particular, life insurance, disability and retirement benefits is based primarily on the amount of proprietary products sold, Our sales representatives and their managers have an incentive to favor the sale of proprietary products. Sales representatives who meet certain productivity, persistency, and length of service standards and/or their managers may be eligible for additional cash compensation. Moreover, managers may be eligible for additional cash compensation based on the sales production of the sales representatives that the manager supervises. The business unit responsible for the operation of Our distribution system is also eligible to receive an amount of compensation.

Our sales representatives and their managers may be eligible for non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional services and other support services.

MLIDC may also pay compensation for the sale of Contracts by unaffiliated broker-dealers. The compensation paid to unaffiliated broker-dealers for sales of the Contracts is generally not expected to exceed, on a present value basis, the aggregate amount of total compensation that is paid with respect to sales made through Our representatives. (The total compensation includes payments that We make to Our business unit that is responsible for the operation of the distribution systems through which the Contracts are sold.) Broker-dealers pay their sales representatives all or a portion of the commissions received for their sales of the Contracts. Some firms may retain a portion of commissions. The amount that the broker-dealer passes on to its sales representatives is determined in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Sales representatives of these selling firms may also receive non-cash compensation pursuant to their firm's guidelines, directly from Us or the distributor. We and Our affiliates may also provide sales support in the form of training, sponsoring conferences, defraying expenses at vendor meetings, providing promotional literature and similar services. An unaffiliated broker-dealer or sales representative of an unaffiliated broker-dealer may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates. Ask Your sales representative further information about what Your sales representative and the broker-dealer for which he or she works may receive in connection with Your purchase of a Contract.

From time to time, We pay organizations, associations and non-profit organizations fees to sponsor Our variable annuity contracts. We may also obtain access to an organization's members to market Our variable annuity contracts. These organizations are compensated for their sponsorship of Our variable annuity contracts in various ways. Primarily, they receive a flat fee from Us. We also compensate these organizations by funding oftheir programs, scholarships, events or awards, such as a principal of the year award. We may also lease their office space or pay fees for display space at their events, purchase advertisements in their publications or reimburse or defray their expenses. In some cases, We hire organizations to perform administrative services for Us, for which they are paid a fee based upon a percentage of the account balances their members hold in the Contract. We also may retain finders and consultants to introduce Us to potential clients and for establishing and maintaining relationships between Us and various organizations. The finders and consultants are primarily paid flat fees and may be reimbursed for their expenses. We or Our affiliates may also pay duly licensed individuals associated with these organizations cash compensation for the sales of the Contracts.



                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------
INTRODUCTION


The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The Internal Revenue Code ("Code") and the provisions of the Code that govern the Contract are complex and subject to change. The applicability of federal income tax rules may vary with your particular circumstances. This discussion does not include all the federal income tax rules that may affect You and your Contract. Nor does this discussion address other federal tax consequences (such as estate and gift taxes, sales to foreign individuals or entities), or state or local tax consequences, which may affect your investment in the Contract. As a result, You should always consult a tax adviser for complete information and advice applicable to your individual situation.

You are responsible for determining whether your purchase of a Contract, withdrawals, income payments and any other transactions under your Contract satisfy applicable tax law. We are not responsible for determining if your employer's plan or arrangement satisfies the requirements of the Code and/or the Employee Retirement Income Security Act of 1974 ("ERISA").

We do not expect to incur federal, state or local income taxes on the earnings or realized capital gains attributable to the Separate Account. However, if we do incur such taxes in the future, we reserve the right to charge amounts allocated to the Separate Account for these taxes.

To the extent permitted under federal tax law, we may claim the benefit of the corporate dividends received deduction and of certain foreign tax credits attributable to taxes paid by certain of the portfolios to foreign jurisdictions.

Any Code reference to "spouse" includes those persons who are married spouses under state law, regardless of sex.

NON-QUALIFIED ANNUITY CONTRACTS


A "non-qualified" annuity Contract discussed here assumes the Contract is an annuity Contract for Federal income tax purposes, but the Contract is not held in a tax qualified "plan" defined by the Code. Tax qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457(b) or governmental 457(b) plans. Contracts owned through such plans are referred to below as "qualified" contracts.


ACCUMULATION

Generally, an owner of a non-qualified annuity Contract is not taxed on increases in the value of the Contract until there is a distribution from the Contract, either as surrenders, partial withdrawals or income payments. This deferral of taxation on accumulated value in the Contract is limited to Contracts owned by or held for the benefit of "natural persons." A Contract will be treated as held by a natural person even if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person.

In contrast, a Contract owned by other than a "natural person," such as a corporation, partnership, trust or other entity, will be taxed currently on the increase in accumulated value in the Contract in the year earned.


SURRENDERS OR WITHDRAWALS - EARLY DISTRIBUTION

If You take a withdrawal from your Contract, or surrender your Contract prior to the date You commence taking annuity or "income" payments (the "Annuity Starting Date"), the amount You receive will be treated first as coming from earnings (and thus subject to income tax) and then from your purchase payments (which are not subject to income tax). If the accumulated value is less than your purchase payments upon surrender of your Contract, You might be able to claim the loss on your Federal income taxes as a miscellaneous itemized deduction.

The portion of any withdrawal or distribution from an annuity Contract that is subject to income tax will also be subject to a 10% Federal income tax penalty for "early" distribution if such withdrawal or distribution is taken prior to You reaching age 59 1/2, unless the distribution was made:

   (a)        on account of your death or disability,

   (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of You and your designated beneficiary, or

   (c) under certain immediate income annuities providing for substantially equal payments made at least annually.

If You receive systematic payments that You intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.


AGGREGATION

If You purchase two or more deferred annuity Contracts from MetLife (or its affiliates) during the same calendar year (after October 21, 1988), the law requires that all such Contracts must be treated as a single Contract for purposes of determining whether any payments not received as an annuity (e.g., withdrawals) will be includible in income. Aggregation could affect the amount of a withdrawal that is taxable and subject to the 10% Federal income tax penalty described above. Since the IRS may require aggregation in other circumstances as well, You should consult a tax adviser if You are purchasing more than one annuity Contract from the same insurance company in a single calendar year. Aggregation does not affect distributions paid in the form of an annuity (See "Taxation of Payments in Annuity Form" below).


EXCHANGES/TRANSFERS

The annuity Contract may be exchanged in whole or in part for another annuity contract or a long-term care insurance policy. The exchange for another annuity contract may be a tax-free transaction provided that, among other prescribed IRS conditions, no amounts are distributed from either contract involved in the exchange for 180 days following the date of the exchange - other than annuity payments made for life, joint lives, or for a term of 10 years or more.

Otherwise, a withdrawal or "deemed" distribution may be includible in your taxable income (plus a 10% Federal income tax penalty) to the extent that the accumulated value of your annuity exceeds your investment in the Contract (your "gain"). The opportunity to make partial annuity exchanges was provided by the IRS in 2011 and some ramifications of such an exchange remain unclear. If the annuity Contract is exchanged in part for an additional annuity contract, a distribution from either contract may be taxable to the extent of the combined gain attributable to both contracts, or only to the extent of your gain in the contract from which the distribution is paid. It is not clear whether this guidance applies to a partial exchange involving long-term care contracts. Consult your tax adviser prior to a partial exchange.

A transfer of ownership of the Contract, or the designation of an annuitant or other beneficiary who is not also the Contract owner, may result in income or gift tax consequences to the Contract owner. You should consult your tax adviser if You are considering such a transfer or assignment.


DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner (under the rules for withdrawals or income payments, whichever is applicable).

After your death, any death benefit determined under the Contract must be distributed according to certain rules. The method of distribution that is required depends on whether You die before or after the Annuity Starting Date. If You die on or after the Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If You die before the Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. For Contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. If there is more than one annuitant of a Contract held by a non-natural person, then such required distributions will be triggered by the death of the first co-annuitant.


TAXATION OF PAYMENTS IN ANNUITY FORM

When payments are received from the Contract in the form of an annuity, normally the annuity payments are taxable as ordinary income to the extent that payments exceed the portion of the payment determined by applying the exclusion ratio to the entire payment. The exclusion ratio of a Contract is determined at the time the Contract's accumulated value is converted to an annuity form of distribution. Generally, the applicable exclusion ratio is your investment in the Contract divided by the total payments You are expected to receive based on IRS rules which consider such factors, such as the form of annuity and mortality. The excludable portion of each annuity payment is the return of investment in the Contract and it is excludable from your taxable income until your investment in the Contract is fully recovered. We will make this calculation for You. However, it is possible that the IRS could conclude that the taxable portion of income payments under a non-qualified Contract is an amount greater - or less - than the taxable amount determined by us and reported by us to You and the IRS.

Once You have recovered the investment in the Contract, further annuity payments are fully taxable. If You die before your investment in the Contract is fully recovered, the balance may be deducted on your last tax return, or if annuity payments continue after your death, the balance may be deducted by your beneficiary.

If You receive payments that You intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age 59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

If the Contract allows, You may elect to convert less than the full value of your Contract to an annuity form of pay-out (i.e., "partial annuitization.") In this case, your investment in the Contract will be pro-rated between the annuitized portion of the Contract and the deferred portion. An exclusion ratio will apply to the annuity payments as described above, provided the annuity form You elect is payable for at least 10 years or for the life of one or more individuals.

3.8% TAX ON NET INVESTMENT INCOME

Federal tax law imposes a 3.8% Medicare tax on the lesser of:

(1) the taxpayer's "net investment income," (from non-qualified annuities, interest, dividends, and other investments, offset by specified allowable deductions), or

(2) the taxpayer's modified adjusted gross income in excess of a specified income threshold ($250,000 for married couples filing jointly, $125,000 for married couples filing separately, and $200,000 otherwise).

"Net investment income" in Item 1 above does not include distributions from tax qualified plans, (i.e., arrangements described in Code Sections 401(a), 403(a), 403(b), 408, 408A or 457(b), but such income will increase modified adjusted gross income in Item 2 above.

You should consult your tax adviser regarding the applicability of this tax to income under your annuity Contract.


PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 2011 (the "2011 PR Code") taxes distributions from non-qualified annuity contracts differently than in the U.S.

Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 2011 PR Code first as a return of investment. Therefore, a substantial portion of the amounts distributed generally will be excluded from gross income for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis.

The amount of income on annuity distributions in annuity form (payable over your lifetime) is also calculated differently under the 2011 PR Code. Since the U.S. source income generated by a Puerto Rico bona fide resident is subject to U.S. income tax and the IRS issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 2011 PR Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity Contract and/or any proposed distribution, particularly a partial distribution or election to annuitize if You are a resident of Puerto Rico.


QUALIFIED ANNUITY CONTRACTS


INTRODUCTION

The Contract may be purchased through certain types of retirement plans that receive favorable treatment under the Code ("tax qualified plans"). Tax-qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457 (b) or 457(b) governmental plans. Extensive special tax rules apply to qualified plans and to the annuity Contracts used in connection with these plans. Therefore, the following discussion provides only general information about the use of the Contract with the various types of qualified plans. Adverse tax consequences may result if You do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

The rights to any benefit under the plan will be subject to the terms and conditions of the plan itself as well as the terms and conditions of the Contract.

We exercise no control over whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular individual is entitled to participate or benefit under a plan.

All qualified plans and arrangements receive tax deferral under the Code. Since there are no additional tax benefits in funding such retirement arrangements with an annuity, there should be reasons other than tax deferral for acquiring the annuity within the plan. Such non-tax benefits may include additional insurance benefits, such as the availability of a guaranteed income for life.

A Contract may also be available in connection with an employer's non-qualified deferred compensation plan and qualified governmental excess benefit arrangement to provide benefits to certain employees in the plan. The tax rules regarding these plans are complex. We do not provide tax advice. Please consult your tax adviser about your particular situation.


ACCUMULATION

The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Both the amount of the contribution that may be made and the tax deduction or exclusion that You may claim for that contribution are limited under qualified plans.

Purchase payments or contributions to IRAs or tax qualified retirement plans of an employer may be taken from current income on a before tax basis or after tax basis. Purchase payments made on a "before tax" basis entitle You to a tax deduction or are not subject to current income tax. Purchase payments made on an "after tax" basis do not reduce your taxable income or give You a tax deduction. Contributions may also consist of transfers or rollovers as described below which are not subject to the annual limitations on contributions.

The Contract will accept as a single purchase payment a transfer or rollover from another IRA or rollover from an eligible retirement plan of an employer (i.e., 401(a), 401(k), 403(a), 403(b) or governmental 457(b) plan.) It will also accept a rollover or transfer from a SIMPLE IRA after the taxpayer has participated in such arrangement for at least two years. As part of the single purchase payment, the IRA Contract will also accept an IRA contribution subject to the Code limits for the year of purchase.

For income annuities established in accordance with a distribution option under a retirement plan of an employer (e.g., 401(a), 401(k), 403(a), 403(b) or 457(b) plan), the Contract will only accept as its single purchase payment a transfer from such employer retirement plan.


TAXATION OF ANNUITY DISTRIBUTIONS

If contributions are made on a "before tax" basis, You generally pay income taxes on the full amount of money You withdraw as well as income earned under the Contract. Withdrawals attributable to any after-tax contributions are your basis in the Contract and not subject to income tax (except for the portion of the withdrawal allocable to earnings). Under current federal income tax rules, the taxable portion of distributions under annuity contracts and qualified plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and qualifying dividends.

If You meet certain requirements, your Roth IRA, Roth 403(b) and Roth 401(k) earnings are free from federal income taxes.

With respect to IRA Contracts, we will withhold a portion of the taxable amount of your withdrawal for income taxes, unless You elect otherwise. The amount we withhold is determined by the Code.


WITHDRAWALS PRIOR TO AGE 59 1/2

A taxable withdrawal or distribution from a qualified plan which is subject to income tax may also be subject to a 10% federal income tax penalty for "early" distribution if taken prior to age 59 1/2, unless an exception described below applies.

These exceptions include distributions made:

   (a)        on account of your death or disability, or

   (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of You and your designated beneficiary and You are separated from employment.

If You receive systematic payments that You intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

In addition, a withdrawal or distribution from a qualified annuity Contract other than an IRA (including SEPs and SIMPLEs) will avoid the penalty if: (1) the distribution is on separation from employment after age 55; (2) the distribution is made pursuant to a qualified domestic relations order ("QDRO");
(3) the distribution is to pay deductible medical expenses; or (4) if the distribution is to pay IRS levies (and made after December 31, 1999).

In addition to death, disability and as part of a series of substantially equal periodic payments as indicated above, a withdrawal or distribution from an IRA (including SEPs and SIMPLEs and Roth IRAs) will avoid the penalty (1) if the distribution is to pay deductible medical expenses; (2) if the distribution is to pay IRS levies (and made after December 31, 1999); (3) if the distribution is used to pay for medical insurance (if You are unemployed), qualified higher education expenses, or for a qualified first time home purchase up to $10,000. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above.


ROLLOVERS

Your Contract is non-forfeitable (i.e., not subject to the claims of your creditors) and non-transferable (i.e., You may not transfer it to someone else).

Nevertheless, Contracts held in certain employer plans subject to ERISA may be transferred in part pursuant to a QDRO.

Under certain circumstances, You may be able to transfer amounts distributed from your Contract to another eligible retirement plan or IRA.

Generally, a distribution may be eligible for rollover. Certain types of distributions cannot be rolled over, such as distributions received on account of:

   (a)        minimum distribution requirements, or

   (b)        financial hardship.


20% WITHHOLDING ON ELIGIBLE ROLLOVER DISTRIBUTIONS

For certain qualified employer plans, we are required to withhold 20% of the taxable portion of your withdrawal that constitutes an "eligible rollover distribution" for federal income taxes. The amount we withhold is determined by the Code. You may avoid withholding if You assign or transfer a withdrawal from this Contract directly into another qualified plan or IRA. Similarly, You may be able to avoid withholding on a transfer into this Contract from an existing qualified plan You may have with another provider by arranging to have the transfer made directly to us. For taxable withdrawals that are not "eligible rollover distributions," the Code requires different withholding rules which determine the withholding amounts.


DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner or plan participant (under the rules for withdrawals or income payments, whichever is applicable).

Distributions required from a qualified annuity Contract following your death depend on whether You die before You had converted your Contract to an annuity form and started taking annuity payments (your Annuity Starting Date). If You die on or after your Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If You die before your Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. For required minimum distributions following the death of the annuitant of a qualified Contract, the five-year rule is applied without regard to calendar year 2009. For instance, for a contract owner who died in 2007, the five-year period would end in 2013 instead of 2012. The required minimum distribution rules are complex, so consult your tax adviser because the application of these rules to your particular circumstances may have been impacted by the 2009 required minimum distribution waiver.

Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. If your spouse is your beneficiary, and your Contract permits, your spouse may delay the start of these payments until December 31 of the year in which You would have reached age 70 1/2.

If your spouse is your beneficiary, your spouse may be able to rollover the death proceeds into another eligible retirement plan in which he or she participates, if permitted under the receiving plan. Alternatively, if your spouse is your sole beneficiary, he or she may elect to rollover the death proceeds into his or her own IRA.

If your beneficiary is not your spouse and your plan and Contract permit, your beneficiary may be able to rollover the death proceeds via a direct trustee-to-trustee transfer into an inherited IRA. However, a non-spouse beneficiary may not treat the inherited IRA as his or her own IRA.

Additionally, for Contracts issued in connection with qualified plans subject to ERISA, the spouse or ex-spouse of the owner may have rights in the Contract. In such a case, the owner may need the consent of the spouse or ex-spouse to change annuity options or make a withdrawal from the Contract.


REQUIRED MINIMUM DISTRIBUTIONS

Generally, You must begin receiving retirement plan withdrawals by April 1 following the latter of:

   (a)        the calendar year in which You reach age 70 1/2, or

   (b) the calendar year You retire, provided You do not own more than 5% of your employer.

For IRAs (including SEPs and SIMPLEs), You must begin receiving withdrawals by April 1 of the year after You reach age 70 1/2 even if You have not retired.

A tax penalty of 50% applies to the amount by which the required minimum distribution exceeds the actual distribution.

You may not satisfy minimum distributions for one employer's qualified plan (i.e., 401(a), 403(a), 457(b)) with distributions from another qualified plan of the same or a different employer. However, an aggregation rule does apply in the case of IRAs (including SEPs and SIMPLEs) . The minimum required distribution is calculated with respect to each IRA, but the aggregate distribution may be taken from any one or more of your IRAs/SEPs.

Complex rules apply to the calculation of these withdrawals. In general, income tax regulations permit income payments to increase based not only with respect to the investment experience of the portfolios but also with respect to actuarial gains.

The regulations also require that the value of benefits under a deferred annuity including certain death benefits in excess of Contract value must be added to the amount credited to your account in computing the amount required to be distributed over the applicable period. We will provide You with additional information regarding the amount that is subject to minimum distribution under this rule. You should consult your own tax adviser as to how these rules affect your own distribution under this rule.

If You intend to receive your minimum distributions which are payable over the joint lives of You and a beneficiary who is not your spouse (or over a period not exceeding the joint life expectancy of You and your non-spousal beneficiary), be advised that federal tax rules may require that payments be made over a shorter period or may require that payments to the beneficiary be reduced after your death to meet the minimum distribution incidental benefit rules and avoid the 50% excise tax. You should consult your own tax adviser as to how these rules affect your own Contract.

Required minimum distribution rules that apply to other types of IRAs while You are alive do not apply to Roth IRAs. However, in general, the same rules with respect to minimum distributions required to be made to a beneficiary after your death under other IRAs do apply to Roth IRAs.


ADDITIONAL INFORMATION REGARDING TSA (ERISA AND NON-ERISA) 403(B)


SPECIAL RULES REGARDING EXCHANGES

In order to satisfy tax regulations, contract exchanges within a 403(b) plan after September 24, 2007, must, at a minimum, meet the following requirements:
(1) the plan must allow the exchange; (2) the exchange must not result in a reduction in a participant's or a beneficiary's accumulated benefit: (3) the receiving contract includes distribution restrictions that are no less stringent than those imposed on the contract being exchanged; and (4) if the issuer receiving the exchanges is not part of the plan, the employer enters into an agreement with the issuer to provide information to enable the contract provider to comply with Code requirements. Such information would include details concerning severance from employment, hardship withdrawals, loans and tax basis. You should consult your tax or legal counsel for any advice relating to Contract exchanges or any other matter relating to these regulations.


WITHDRAWALS

If You are under age 59 1/2, You generally cannot withdraw money from your TSA Contract unless the withdrawal:

     1. Related to purchase payments made prior to 1989 and pre-1989 earnings on those purchase payments;

     2.  Is exchanged to another permissible investment under your 403(b) plan;

     3. Relates to contributions to an annuity contract that are not salary reduction elective deferrals, if your plan allows it;

     4. Occurs after You die, leave your job or become disabled (as defined by the Code);

     5. Is for financial hardship (but only to the extent of elective deferrals), if your plan allows it;

     6. Relates to distributions attributable to certain TSA plan terminations, if the conditions of the Code are met;

     7.  Relates to rollover or after-tax contributions; or

     8. Is for the purchase of permissive service credit under a governmental defined benefit plan.

In addition, a Section 403(b) Contract is permitted to distribute retirement benefits attributable to pre-tax contributions other than elective deferrals to the participant no earlier than upon the earlier of the participant's severance from employment or upon the prior occurrence of some event, such as after a fixed number of years, the attainment of a stated age or disability.

ADDITIONAL INFORMATION REGARDING IRAS
PURCHASE PAYMENTS
Traditional IRA purchase payments (except for permissible rollovers and direct transfers) are generally not permitted after You attain age 70 1/2. Except for permissible rollovers and direct transfers, purchase payments for individuals are limited in the aggregate to the lesser of 100% of compensation or the deductible amount established each year under the Code. A purchase payment up to the deductible amount can also be made for a non-working spouse provided the couple's compensation is at least equal to their aggregate contributions. Individuals age 50 and older are permitted to make additional "catch-up" contributions if they have sufficient compensation. If You or your spouse are an active participant in a retirement plan of an employer, your deductible contributions may be limited. If You exceed purchase payment limits You may be subject to a tax penalty.
Roth IRA purchase payments for individuals are non-deductible (made on an "after tax" basis) and are limited to the lesser of 100% of compensation or the annual deductible IRA amount. Individuals age 50 and older can make an additional "catch-up" purchase payment each year (assuming the individual has sufficient compensation). You may contribute up to the annual purchase payment limit if your modified adjusted gross income does not exceed certain limits. You can contribute to a Roth IRA after age 70 1/2. If You exceed purchase payment limits, You may be subject to a tax penalty.
WITHDRAWALS
If and to the extent that Traditional IRA purchase payments are made on an "after tax" basis, withdrawals would be included in income except for the portion that represents a return of non-deductible purchase payments. This portion is generally determined based upon the ratio of all non-deductible purchase payments to the total value of all your Traditional IRAs (including SEP IRAs and SIMPLE IRAs). We withhold a portion of the amount of your withdrawal for income taxes, unless You elect otherwise. The amount we withhold is determined by the Code.
Generally, withdrawal of earnings from Roth IRAs are free from Federal income tax if (1) they are made at least five taxable years after your first purchase payment to a Roth IRA; and (2) they are made on or after the date You reach age 59 1/2 and upon your death, disability or qualified first-home purchase (up to $10,000). Withdrawals from a Roth IRA are made first from purchase payments and then from earnings. We may be required to withhold a portion of your withdrawal for income taxes, unless You elect otherwise. The amount will be determined by the Code.
CONVERSION
Traditional IRAs may be converted to Roth IRAs. Except to the extent You have non-deductible contributions, the amount converted from an existing Traditional IRA into a Roth IRA is taxable. Generally, the 10% Federal income tax penalty does not apply. However, the taxable amount to be converted must be based on the fair market value of the entire annuity contract being converted into a Roth IRA. Such fair market value, in general, is to be determined by taking into account the value of all benefits (both living benefits and death benefits) in addition to the account balance; as well as adding back certain loads and charges incurred during the prior twelve month period. Your Contract may include such benefits and applicable charges. Accordingly, if You are considering such conversion of your annuity Contract, please consult your tax adviser. The taxable amount may exceed the account balance at the date of conversion.
A Roth IRA Contract may also be re-characterized as a Traditional IRA, if certain conditions are met. Please consult your tax adviser.


DISTINCTION FOR PUERTO RICO CODE

An annuity Contract may be purchased by an employer for an employee under a qualified pension, profit sharing, stock bonus, annuity, or a "cash or deferred" arrangement plan established pursuant to Section 1081.01 of the 2011 PR Code. To be tax qualified under the 2011 PR Code, a plan must comply with the requirements of Section 1081.01(a) of the 2011 PR Code which includes certain participation requirements, among other requirements. A trust created to hold assets for a qualified plan is exempt from tax on its investment income.


CONTRIBUTIONS

The employer is entitled to a current income tax deduction for contributions made to a qualified plan, subject to statutory limitations on the amount that may be contributed each year. The plan contributions by the employer are not required to be included in the current income of the employee.


DISTRIBUTIONS

Any amount received or made available to the employee under the qualified plan is includible in the gross income of the employee in the taxable year in which received or made available. In such case, the amount paid or contributed by the employer shall not constitute consideration paid by the employee for the Contract for purposes of determining the amount of annuity payments required to be included in the employee's gross income. Thus, amounts actually distributed or made available to any employee under the qualified plan will be included in their entirety in the employee's gross income. Lump-sum proceeds from a Puerto Rico qualified retirement plan due to separation from service will generally be taxed at a 20% capital gain tax rate to be withheld at the source. A special rate of 10% may apply instead, if the plan satisfies the following requirements:

   (1) the plan's trust is organized under the laws of Puerto Rico, or has a Puerto Rico resident trustee and uses such trustee as paying agent; and

   (2) 10% of all plan's trust assets (calculated based on the average balance of the investments of the trust) attributable to participants who are Puerto Rico residents must be invested in "property located in Puerto Rico" for a three-year period.

If these two requirements are not satisfied, the distribution will generally be subject to the 20% tax rate. The three-year period includes the year of the distribution and the two immediately preceding years. In the case of a defined contribution plan that maintains separate accounts for each participant, the described 10% investment requirement may be satisfied in the accounts of a participant that chooses to invest in such fashion rather than at the trust level. Property located in Puerto Rico includes shares of stock of a Puerto Rico Registered Investment Company (RIC), fixed or variable annuities issued by a domestic insurance company or by a foreign insurance company that derives more than 80% of its gross income from sources within Puerto Rico and bank deposits. The PR 2011 Code does not impose a penalty tax in cases of early (premature) distributions from a qualified plan.


ROLLOVER

Deferral of the recognition of income continues upon the receipt of a distribution by a participant from a qualified plan, if the distribution is contributed to another qualified retirement plan or traditional individual retirement account for the employee's benefit no later than sixty (60) days after the distribution.

ERISA CONSIDERATIONS

In the context of a Puerto Rico qualified retirement plan trust, the IRS has recently held that the transfer of assets and liabilities from a qualified retirement plan trust under the Code to that type of plan would generally be treated as a distribution includible in gross income for U.S. income tax purposes even if the Puerto Rico retirement plan is a plan described in ERISA
Section 1022(i)(1). By contrast, a transfer from a qualified retirement plan trust under the Code to a Puerto Rico qualified retirement plan trust that has made an election under ERISA Section 1022(i)(2) is not treated as a distribution from the transferor plan for U.S. income tax purposes because a Puerto Rico retirement plan that has made an election under ERISA Section 1022(i)(2) is treated as a qualified retirement plan for purposes Code Section 401(a). The IRS has determined that the above described rules prescribing the inclusion in income of transfers of assets and liabilities to a Puerto Rico retirement plan trust described in ERISA Section 1022(i)(1) would be applicable to transfers taking effect after December 31, 2012.

Similar to the IRS Revenue Ruling 2013-17, the U.S. Department of Labor issued DOL Technical Release No. 2013-04 on September 18, 2013 providing that, where the Secretary of Labor has authority to regulate with respect to the provisions of ERISA dealing with the use of the term "spouse", spouse will be read to refer to any individuals who are lawfully married under any state law, including same-sex spouses, and without regard to whether their state of domicile recognizes same-sex marriage. Thus, for ERISA purposes as well as federal tax purposes, an employee benefit plan participant who marries a person of the same sex in a jurisdiction that recognizes same-sex marriage will continue to be treated as married even if the couple moves to a jurisdiction, like Puerto Rico, that does not recognize same-sex marriage.


ADDITIONAL FEDERAL TAX INFORMATION


NON-QUALIFIED ANNUITY CONTRACTS

DIVERSIFICATION

In order for your non-qualified Contract to be considered an annuity contract for Federal income tax purposes, we must comply with certain diversification standards with respect to the investments underlying the Contract. We believe that we satisfy and will continue to satisfy these diversification standards. Failure to meet these standards would result in immediate taxation to Contract owners of gains under their Contracts. Inadvertent failure to meet these standards may be correctable.

CHANGES TO TAX RULES AND INTERPRETATIONS

Changes to applicable tax rules and interpretations can adversely affect the tax treatment of your Contract. These changes may take effect retroactively.

We reserve the right to amend your Contract where necessary to maintain its status as a Variable Annuity Contract under Federal tax law and to protect You and other Contract owners in the Investment Divisions from adverse tax consequences.

THE 3.8% INVESTMENT TAX applies to investment income earned in households making at least $250,000 ($200,000 single) and will result in the following top tax rates on investment income:


Capital Gains   Dividends   Other
  23.8%         43.4%       43.4%

The table above also incorporates the scheduled increase in the capital gains rate from 15% to 20%, and the scheduled increase in the dividends rate from 15% to 39.6%.

QUALIFIED ANNUITY CONTRACTS

Annuity contracts purchased through tax qualified plans are subject to limitations imposed by the Code and regulations as a condition of tax qualification. There are various types of tax qualified plans which have certain beneficial tax consequences for Contract owners and plan participants.

TYPES OF QUALIFIED PLANS

The following list includes individual account-type plans which may hold an annuity Contract as described in the Prospectus. Except for Traditional IRAs, they are established by an employer for participation of its employees.
IRA

Established by an individual, or employer as part of an employer plan.
SEP

Established by a for-profit employer, based on IRA accounts for each participant. Employer only contributions.
401(k), 401(a)

Established by for-profit employers, Section 501(c)(3) tax exempt and non-tax exempt entities, Indian Tribes.
403(b) Tax Sheltered Annuity ("TSA")

Established by Section 501(c)(3) tax exempt entities, public schools (K-12), public colleges, universities, churches, synagogues and mosques.
403(a)

If your benefit under the 403(b) plan is worth more than $5,000, the Code requires that your annuity protect your spouse if You die before You receive any payments under the annuity or if You die while payments are being made. You may waive these requirements with the written consent of your spouse. In general, designating a beneficiary other than your spouse is considered a waiver and requires your spouse's written consent. Waiving these requirements may cause your monthly benefit to increase during your lifetime. Special rules apply to the withdrawal of excess contributions.

Roth Account

Individual or employee plan contributions made to certain plans on an after-tax basis. An IRA may be established as a Roth IRA, and 401(k), 403(b) and 457(b) plans may provide for Roth accounts.


ERISA

If your plan is subject to ERISA and You are married, the income payments, withdrawal provisions, and methods of payment of the death benefit under your Contract may be subject to your spouse's rights as described below.

Generally, the spouse must give qualified consent whenever You elect to:

   1. Choose income payments other than on a qualified joint and survivor annuity basis ("QJSA") (one under which we make payments to You during your lifetime and then make payments reduced by no more than 50% to your spouse for his or her remaining life, if any): or choose to waive the qualified pre-retirement survivor annuity benefit ("QPSA") (the benefit payable to the surviving spouse of a participant who dies with a vested interest in an accrued retirement benefit under the plan before payment of the benefit has begun);

   2. Make certain withdrawals under plans for which a qualified consent is required;

   3.  Name someone other than the spouse as your beneficiary; or

   4.  Use your accrued benefit as security for a loan exceeding $5,000.

Generally, there is no limit to the number of your elections as long as a qualified consent is given each time. The consent to waive the QJSA must meet certain requirements, including that it be in writing, that it acknowledges the identity of the designated beneficiary and the form of benefit selected, dated, signed by your spouse, witnessed by a notary public or plan representative, and that it be in a form satisfactory to us. The waiver of the QJSA generally must be executed during the 180 days period (90 days for certain loans) ending on the date on which income payments are to commence, or the withdrawal or the loan is to be made, as the case may be. If You die before benefits commence, your surviving spouse will be your beneficiary unless he or she has given a qualified consent otherwise.

The qualified consent to waive the QPSA benefit and the beneficiary designation must be made in writing that acknowledges the designated beneficiary, dated, signed by your spouse, witnessed by a notary public or plan representative and in a form satisfactory to us. Generally, there is no limit to the number of beneficiary designations as long as a qualified consent accompanies each designation. The waiver of and the qualified consent for the QPSA benefit generally may not be given until the plan year in which You attain age 35. The waiver period for the QPSA ends on the date of your death.

If the present value of your benefit is worth $5,000 or less, your plan generally may provide for distribution of your entire interest in a lump sum without spousal consent.

Comparison of Plan Limits for Individual Contributions:


Plan Type        Elective Contribution   Catch-up Contribution
  IRA            $ 5,500                 $1,000
  401(k)         $17,500                 $5,500
  SEP/401(a)     (Employer contributions only)
  403(b) (TSA)   $17,500                 $5,500

Dollar limits are for 2014 and subject to cost-of-living adjustments in future years. Employer-sponsored individual account plans (other than 457(b) plans) may provide for additional employer contributions not to exceed the greater of $52,000 or 25% of an employee's compensation for 2014.

FEDERAL ESTATE TAXES
While no attempt is being made to discuss the Federal estate tax implications of the Contract, You should bear in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.

GENERATION-SKIPPING TRANSFER TAX
Under certain circumstances, the Code may impose a "generation-skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS.

ANNUITY PURCHASE PAYMENTS BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS
The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.



                        ABANDONED PROPERTY REQUIREMENTS
--------------------------------------------------------------------------------
Every state has unclaimed property laws that generally declare non-ERISA ("Employee Retirement Income Security Act of 1974") annuity contracts to be abandoned after a period of inactivity of three to five years from the contract's Maturity Date or the date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. (Escheatment is the formal, legal name for this process.) However, the state is obligated to pay the death benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent your Contract's proceeds from being paid to the state abandoned or unclaimed property office, it is important that you update your Beneficiary designations, including addresses, if and as they change. Please call 1-800-343-8496 to make such changes.



                     INFORMATION INCORPORATED BY REFERENCE
--------------------------------------------------------------------------------
Under the Securities Act of 1933, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Company's annual report on Form 10-K was filed with the SEC on [ ] via EDGAR File No. [ ]. The Form 10-K contains information for the period ended December 31, [ ], about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus.In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended
("Exchange Act") prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct Your requests to the Company at, 11225 North Community House Road, Charlotte, NC, 28277. The telephone number
1-800-343-8496. You may also access the incorporated reports and other documents at www.metlife.com.

The Company files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

[To Be Updated By Amendment]



                                    EXPERTS
--------------------------------------------------------------------------------
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Delaware law and the validity of the forms of the Contracts under Delaware law have been passed on by legal counsel for the Company.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements, and the related financial statement schedules, incorporated by reference in this Registration Statement from the MetLife Insurance Company USA and subsidiaries' (the "Company's") Annual Report on Form 10-K for the year ended December 31, [ ], have been audited by , an independent registered public accounting firm, as stated in their report , which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The principal business address of [ ] is [ ].

[To Be Updated By Amendment]

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX A
--------------------------------------------------------------------------------
                     INFORMATION CONCERNING QUALIFIED PLANS


Plans eligible to purchase the Contract are pension and profit sharing Plans qualified under Section 401(a) of the Code, Section 403(b) Plans, and eligible state deferred compensation Plans under Section 457 of the Code ("Qualified Plans"). Trustees should consider whether the Plan permits the investment of Plan assets in the Contract, the distribution of such an Annuity and payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued Plan qualification and operation, earnings on Plan assets will accumulate value on a tax deferred basis even if the Plan is not funded by this Contract. Trustees therefore should consider features of the Contract other than tax deferral before investing in the Contract. In addition, because required minimum distributions must generally begin for Participants after age 70 1/2, (or, if later, when the Participant retires from employment with the employer maintaining the Plan, provided the Plan permits and the Participant is not a 5% or more Owner), trustees should consider whether the Contract may be an appropriate purchase for Participants approaching or over age 70 1 1/2.

To apply for this Contract, the trustee or other applicant must complete an application or purchase order for the group annuity Contract and make a Purchase Payment. A group annuity Contract will then be issued to the applicant. While certificates may or may not be issued, each Purchase Payment is confirmed to the Contract Owner. Surrenders under the group annuity Contract may be made at the election of the Contract Owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Cash Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan Participants.

Because there are no individual participant Accounts, the qualified group Annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX B
--------------------------------------------------------------------------------
                            MARKET VALUE ADJUSTMENT


The application of a Market Value Adjustment may adjust up or down Your Account value. The following describes the amount the Market Value Adjustment applies to:

       Maturity Value = [ (Current Account Value -- FI) x (1 + iG) t/365]


  Market Adjusted Value =       (Maturity Value) x               1
                                                     -------------------------
                            [                                                  ]
                                                     (1 + iC + .005*) (t/365)

   o where: "FI" is the interest credited in the previous Contract Year (which is not subject to a surrender charge or a Market Value Adjustment), "iG" is the Guaranteed Credited rate as stated on the Contract specification page, "iC" is the current Guaranteed Interest Rate for a Guarantee Period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

   *   In New York State, .0025.

The total amount available to customers, prior to any charges or Premium Taxes, is: Market Adjusted Value + Free Interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the Purchase Payment to which the formula is being applied.

In New York State the Guaranteed Interest Rate will not be less than 3.00%.


                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT


Purchase Payment:             $50,000.00
Guarantee Period:             5 years
Guaranteed Interest Rate:     5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of Your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the Guarantee Period, the Account value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on Your then current Account value less any available Free Interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in Your Guarantee Period. One year after the Purchase Payment was made, You would have four years remaining in the five-year Guarantee Period.


EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT


A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:

               $61,941.23 = ($52,750.00 -- $2,750) x (1 + .055)4

The Market Adjusted Value would be:


                                             1
                                     ------------------
  $46,381.63 =       ($61,941.23) x
                 [                                      ]
                                     (1 + .07 + .005)4

Total amount available, prior to charges and Premium Taxes:

                      $49,131.63 = $46,381.63 + $2,750.00


EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:

               $61,941.23 = ($52,750.00 -- $2,750) x (1 + .055)4

The Market Adjusted Value would be:


                                             1
                                    --------------------
  $52,947.62 =       $61,941.23) x
                 [                                       ]
                                    (1 + .035 + 0.005)4

Total amount available, prior to charges and Premium Taxes:

                      $55,697.62 = $52,947.62 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in the connection with the securities being offered:

Accountant's Fees and Expenses: $6,800

Legal Fees and Expenses: $2,400

Printing Expenses: $200

Registration Fee: $1.16


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS [TO BE UPDATED BY
AMENDMENT.]

As described in their respective governing documents, MetLife, Inc. (the ultimate parent of the Registrant and MetLife Investors Distribution Company, the Registrant's underwriter (the "Underwriter")) and the Registrant, each of which is incorporated in the state of Delaware, shall indemnify any person who is made or is threatened to be made a party to any civil or criminal suit, or any administrative or investigative proceeding, by reason of that person's service as a director, officer, or agent of the respective company, under certain circumstances, against liabilities and expenses incurred by such person.

MetLife, Inc. also maintains a Directors and Officers Liability and Corporate Reimbursement Insurance Policy under which the Registrant and the Underwriter, as well as certain other subsidiaries of MetLife, are covered. MetLife, Inc. also has secured a Financial Institutions Bond.


RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 16. EXHIBITS

(A)        Exhibits

EXHIBIT
NUMBER                DESCRIPTION
------                -----------


1.                    Distribution and Principal Underwriting Agreement.
                      (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)


1(a). Distribution and Principal Underwriting Agreement between MetLife Insurance Company of Connecticut and MetLife Investors Distribution Company (incorporated herein by reference to Exhibit 3(i)(a) to the Registration Statement on Form N-4, File Nos. 333-200231/811-03365
                      filed April 8, 2009.)


2. Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1, File No. 333-138472 filed on November 7, 2006.)


2(b). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Agreement and Plan of Merger). (Incorporated herein by reference to

EXHIBIT
NUMBER         DESCRIPTION
------         -----------


                      Exhibit 1(b) to the Registration Statement on Form S-1, File No. 333-147912, filed on December 7, 2007).


2(c). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Certificate of Conversion, Certificate of Incorporation and Certificate of Redomestication from Connecticut). Filed herein.


4. Contracts. (Incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-2, File No. 033-33691 filed April
                      29, 1996.)


4(a). Company Name Change Endorsement. (Incorporated herein by reference to Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(a)(i). Company Name Change Endorsement (6-E120-14). Filed herein.


4(b).                 None


4(c).                 Individual Retirement Annuity Qualification Rider.
                      L-22445 1-08. (Incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-1, File No. 033-33691, filed on April 9, 2008.)


4(d). Individual Non-Qualified Annuity Endorsement. L-22480 8-07. (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1, File No. 033-33691, filed on April 9, 2008.)


4(e). Roth Individual Retirement Annuity ("Roth IRA") Endorsement. L-22481 1-08. (Incorporated herein by reference to Exhibit 4(e) to the Registration Statement on Form S-1, File No. 033-33691, filed on April 9, 2008.)


4(f)                  401(a) /403(a) Plan Endorsement. L-44292 (5/11).
                      (Incorporated herein by reference to Exhibit 4(f) to the Registration Statement on Form S-3, File No. 333-178885,filed on April 6, 2012).


5. Opinion re: Legality of Shares. (To be filed by amendment.)


8.                    None.


12.                   None.


15.                   None.


23.                   Consent of Independent Registered Public Accounting Firm.
                      (To be filed by amendment.)


24. Powers of Attorney authorizing Michele H. Abate, Christine M. DeBiase, Andrew L. Gangolf, and John M. Richards to act as signatory for Eric T. Steigerwalt, Gene L. Lunman, Elizabeth M. Forget, Anant Bhalla, and Peter M. Carlson. Filed herein.


25.                   None.


26.                   None.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

   i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

   iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

   iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Charlotte, State of North Carolina, on February 3, 2015.


                                  MetLife Insurance Company USA
                                  (Registrant)


                    By:           /s/ ELIZABETH M. FORGET
                                  ------------------------------------------
                                  Elizabeth M. Forget, Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 3, 2015.


     /s/ *ERIC T. STEIGERWALT        Chairman of the Board, President and Chief Executive
     ------------------------        Officer and a Director
     (Eric Thomas Steigerwalt)

     /s/ *GENE L. LUNMAN             Director and Senior Vice President
     ------------------------
     (Gene L. Lunman)

     /s/ *ELIZABETH M. FORGET        Director and Senior Vice President
     ------------------------
     (Elizabeth M. Forget)

     /s/ *ANANT BHALLA               Senior Vice President and Chief Financial Officer
     ------------------------
     (Anant Bhalla)

     /s/ *PETER M. CARLSON           Executive Vice President and Chief Accounting Officer
     ------------------------
     (Peter M. Carlson)

        *By:     /s/ MICHELE H. ABATE
                 ----------------------------------
                 Michele H. Abate, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                DESCRIPTION
-------               -----------


2(b).                 Resolution of Board of Directors


4(a)(i).              Name Change Endorsement


24.                   Powers of Attorney